UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2025

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221
Fort Lauderdale, Florida 33316

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

2025 Annual Meeting

On October 31, 2025, the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Splash Beverage Group, Inc. (the “Company”) was held. At the 2025 Annual Meeting, the Company’s stockholders voted on (i) the election of four directors to the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) the ratification of the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ended December 31, 2025 (Proposal 2); (iii) the approval, in accordance with NYSE American rules, the issuance of shares of common stock in excess of 379,785 shares, which is 19.99% of the shares of common stock outstanding as of June 25, 2025 (the “Exchange Cap”), pursuant to outstanding convertible preferred stock, warrants, and convertible promissory notes (Proposal 3); (iv) the approval, in accordance with NYSE American rules, the issuance of shares pursuant to that certain securities purchase agreement dated September 19, 2025 (the “ELOC Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”) (as disclosed in Current Report Form 8-K filed September 25, 2025) (Proposal 4); (v) the approval of the 2025 Equity Incentive Plan (Proposal 5); (vi) the approval of a possible increase in the Company’s authorized common stock to 400,000,000 shares (Proposal 6); and (vii) the approval of an adjournment of the 2025 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the 2025 Annual Meeting (Proposal 7), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2025.

Set forth below are the voting results on each matter submitted to the stockholders at the 2025 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following four individuals as directors to hold office until the next annual meeting of the stockholders:

Nominee	Votes For	Abstentions	Broker Non-Votes
Robert Nistico	847,254	30,776	465,888
Justin Yorke	821,802	56,228	465,888
Thomas Fore	851,375	26,655	465,888
Frederick William (“Bill”) Caple	829,075	48,955	465,888

Proposal 2. The Company’s stockholders voted to ratify the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered accounting for the fiscal year ended December 31, 2025.

Votes For	Votes Against	Abstentions
1,276,250	66,987	681

Proposal 3. The Company’s stockholders voted to approval the issuance of common stock in excess of 379,785 shares pursuant to outstanding convertible preferred stock, warrants, and convertible promissory notes.

Votes For	Votes Against	Abstentions
655,507	30,771	1,765

Proposal 4. The Company’s stockholders voted to approve the issuance of shares of the Company’s common stock pursuant to the ELOC Agreement with the Purchaser.

Votes For	Votes Against	Abstentions
848,976	28,496	558

Proposal 5. The Company’s stockholders voted to approve the 2025 Equity Incentive Plan.

Votes For	Votes Against	Abstentions
816,287	61,454	289

Proposal 6. The Company’s stockholders voted not to approve the possible increase of the Company’s common stock to 400,000,000 shares.

Votes For	Votes Against	Abstentions
1,135,581	149,088	59,252

There were also 465,888 broker non-votes on each of the above proposals.

Proposal 7. The Company’s stockholders voted to approve an adjournment of the Annual Meeting.

Votes For	Votes Against	Abstentions
1,200,000	143,399	522

In accordance with Proposal 7, the 2025 Annual Meeting has been adjourned to 10:00 a.m., Eastern Time on Friday, November 14, 2025 in order to permit further solicitation and vote of proxies to approve Proposal 6.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 31, 2025, Robert Nistico notified the Company that he will resign as Chief Executive Officer of the Company, effective November 14, 2025. Mr. Nistico will continue to serve on the Board of Directors of the Company and work on special projects for the Company in the beverage space.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Robert Nistico
Robert Nistico, Chief Executive Officer